SETTLEMENT AGREEMENT
                              --------------------
                             (INVESTMENT AGREEMENT)
                             ----------------------


         SETTLEMENT AGREEMENT between Genius Products, Inc., a Nevada corporation ("GPI") and American Public Media Group (formerly known as Minnesota Communications Group), a Minnesota non-profit organization ("APMG") dated as of December 21, 2000.

         WHEREAS, the parties entered into an Investment Agreement dated as of March 31, 1999 (the "INVESTMENT AGREEMENT"); and

         WHEREAS, the parties desire to terminate the agreement and release each other from all known and unknown actual and potential claims that exist or may exist arising out of or in connection with the Investment Agreement; and

         WHEREAS, APMG is willing to cancel certain options under the Investment Agreement to acquire additional shares in GPI;

         NOW THEREFORE, in consideration of the mututal covenants provided herein, and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEFINED TERMS: Capitalized terms shall have the meaining set forth in the Investment Agreement unless otherwise defined.

         2. CANCELLATION OF OPTION: In consideration of the issuance by GPI to APMG of 25,000 restricted shares of GPI common stock, APMG hereby agrees to cancel, relinquish and forfeit with prejudice all rights to acquire any shares in GPI pursuant to the Investment Agreement, including without limitation, the option to acquire 400,000 Subject Shares under Section 2.4 of the Investment Agreement and 500,000 Subject Shares under
                  Section 2.6 of the Investment Agreement.

         3. RELEASE AND DISCHARGE: The parties for themselves and on behalf of their respective subsidiaries and affiliates, and each of their respective successors, assigns, agents, representatives, shareholders, directors, officers, and employees, and any other person or entity who may claim through them, hereby release and forever discharge each other and their respective subsidiaries and affiliates, and each of their respective successors, assigns, agents, representatives, shareholders, directors, officers, and employees, from any and all actions, claims, demands and suits of whatever nature arising out of or connected directly or indirectly with the rights, duties and obligations of the parties under the Investment Agreement.

                  The release and discharge set forth in this Section 3 extends to and includes all damages, injuries, losses, claims and rights now existing as well as any that may develop in the future, whether known or unknown, as related to the obligations and duties of the parties under the Investment Agreement. Each party expressly waives and relinquishes any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code, which provides as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  The parties acknowledge that the waiver of Section 1542 of the California Civil Code was separately bargained for, and they agree that the this Agreement shall be given full force and effect in accordance with the terms and provisions related to unknown and unsuspected claims and damages as well as those provisions related to known claims, demands, and causes of action.



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         4.       NO ADMISSION OF LIABILITY. The parties agree and acknowledge that the terms and conditions of this Agreement constitute an accord and satisfaction of contested matters and neither the offer nor the acceptance of the terms and conditions hereto represent an admission of liability, responsibility or wrongdoing on the part of either party, and each party hereby expressly disclaims any such liability, responsibility or wrongdoing.

         5. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the internal laws of the State of California.

         6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties with respect to the subject matter hereof, and supercedes all prior agreements, understandings and representations between the parties related to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their duly authorized officers as of the dated first above written.

         GENIUS PRODUCTS, INC.

         /S/ Dorian Lowell
         ----------------------
         Dorian Lowell
         President



         AMERICAN PUBLIC MEDIA GROUP


         /S/ Thomas J. Kigin
         ----------------------
         Thomas J. Kigin
         Executive Vice President

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